Exhibit 32.1

Certification

Pursuant to 18 U.S.C. Section 1350, I, L. Stephen Smith, Chief Executive Officer of The PMI Group, Inc. (“Company”), hereby certify that the Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of the Company for the year ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 31, 2008	/s/ L. Stephen Smith
L. Stephen Smith
Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.